UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2017 (March 31, 2017)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, TerraForm Global Operating, LLC (“Operating”), a subsidiary of TerraForm Global, Inc. (the “Company”), permanently reduced to $0 and terminated the revolving commitments under its credit and guaranty agreement, dated as of August 5, 2015, with Goldman Sachs Bank USA, as administrative agent and lender and certain other lenders party thereto (as amended, the “Revolver”) and entered into a fifth amendment (the “Amendment”) to the Revolver.

The Amendment provides that TerraForm Global, LLC (“Holdings”) will no longer be required to deliver to the administrative agent and the other lenders party to the Revolver its annual financial statements and accompanying audit reports, unaudited quarterly financial statements, annual compliance certificates, statements of reconciliation after changes in accounting principles, annual financial plans and reconciliations of non-recourse project indebtedness pursuant to Section 5.1 of the Revolver. The Amendment requires Holdings to provide the administrative agent under the Revolver with an annual collateral verification within 90 days after the end of each fiscal year pursuant to Section 5.1(m) of the Revolver. The Amendment removes the requirement that Holdings and its subsidiaries comply with certain financial ratios contained in Section 6.7 of the Revolver.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Credit and Guaranty Agreement, dated March 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Rebecca Cranna
Date:	April 6, 2017	Name:	Rebecca Cranna
		Title	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Fifth Amendment to Credit and Guaranty Agreement, dated March 31, 2017